UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006
APOLLO GROUP, INC.
(Exact name of registrant as specified in charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
(480) 966-5394

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 18, 2006, Apollo Group, Inc. reported via press release its unaudited results of operations for its fourth quarter and year ended August 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On June 23, 2006, the Company’s Board of Directors appointed a special committee of two independent members of the Board of Directors to oversee the previously announced review of the Company’s practices related to stock option grants. The special committee has retained independent legal counsel who engaged outside accounting advisors to assist with the review. The review is ongoing, however, various deficiencies in the process of granting and documenting stock options have been identified to date. The accounting impact of these matters has not been quantified. There can be no assurances that the results of the investigation will not require a possible restatement of the Company’s financial statements when the potential errors are quantified and assessed. The attached unaudited financial statements do not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the review.
The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(d) Exhibits.
      99.1 Press Release dated October 18, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2006	Apollo Group, Inc.
(Registrant)

	By:	/s/ Kenda B. Gonzales
Name: Kenda B. Gonzales
Title: Chief Financial Officer and Treasurer

October 18, 2006	Apollo Group, Inc.
(Registrant)

	By:	/s/ Daniel E. Bachus
Name: Daniel E. Bachus
Title: Chief Accounting Officer and Controller

October 18, 2006	Apollo Group, Inc.
(Registrant)

	By:	/s/ Brian Mueller
Name: Brian Mueller
Title: President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 18, 2006